First Albany Companies Inc. to Postpone Annual Shareholders Meeting in Light of
Proposed MatlinPatterson Transaction.

ALBANY, N.Y., June 15, 2007 — First Albany Companies Inc. (NASDAQ:FACT) has elected to postpone its Annual Shareholders Meeting, originally scheduled for Tuesday, June 26, 2007, as a result of the proposed recapitalization of First Albany pursuant to a $50 million equity investment from an affiliate of MatlinPatterson Global Opportunities Partners II LP, a global private equity firm with approximately $4 billion under management.

Securing the approval of the shareholders of First Albany is a condition to closing the proposed transaction, which was announced in a separate release issued on May 14, 2007. First Albany intends to include the proposals relating to the MatlinPatterson transaction with the other proposals to be voted on by its shareholders at the Annual Shareholders Meeting.

First Albany currently expects to hold the Annual Shareholders Meeting in late July or August 2007, subject to the timing of regulatory reviews of filings relating to the transaction and other factors. First Albany will notify shareholders of the date of the Annual Shareholders Meeting, and the record date for such meeting, as soon as practicable after it is determined. If a shareholder intends to present a proposal at the Annual Shareholders Meeting and seeks to have the proposal included in First Albany’s proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by First Albany no later than the close of business on June 30, 2007.

About First Albany

First Albany Companies Inc. (NASDAQ:FACT) is an independent investment bank that serves the institutional market, state and local governments and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities and Municipal Capital Markets divisions, as well as through Descap Securities Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division. First Albany maintains offices in major business and commercial markets.

Notice to Shareholders

In connection with the proposed transaction and other matters to be considered at the annual meeting, the Company will prepare a proxy statement for the Company’s shareholders to be filed with the SEC. The proxy statement will contain information about the Company, the proposed transaction and the other matters to be voted on at the annual meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website ( http://www.sec.gov ) or, without charge, from the Company’s website at www.fac.com or by directing such request to First Albany Companies Inc., 677 Broadway, Albany, New York 12207, Attention: Investor Relations.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

CONTACT:

First Albany Companies Inc.
C. Brian Coad
212-273-7120 or 518-447-8500
Chief Financial Officer